      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 2000

                        Registration No. 333- ___________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  VIRAGEN, INC.

------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                  59-2101668
-----------------------------------       --------------------------------------
   (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)

                         865 S.W. 78th Avenue, Suite 100
                              Plantation, FL 33324
 ------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

         Compensatory Stock Options and Warrants Granted to Consultants
                   Stock Option Agreement with a Key Executive
------------------------------------------------------------------------------
                            (Full title of the plan)

                                   Copies to:

                              Gerald Smith                                     James M. Schneider, Esq.
                         Chairman of the Board                                      Atlas Pearlman
                             Viragen, Inc.                                   350 East Las Olas Boulevard
                     865 SW 78th Avenue, Suite 100                                    Suite 1700
                       Plantation, Florida 33324                            Fort Lauderdale, Florida 33301
                             (954) 233-8746                                         (954) 763-1200
         ------------------------------------------------------- -----------------------------------------------------
                         (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

  =====================================================================================================================

                                                         Proposed maximum            Proposed            Amount of
        Title of securities          Amount to be       offering price per       maximum aggregate      registration
         to be registered             registered             share (1)          offering price (1)        fee (1)
  -------------------------------- ------------------ ------------------------ ---------------------- -----------------
  COMPENSATORY STOCK OPTIONS AND WARRANTS GRANTED TO CONSULTANTS

  Common stock, $0.01
     par value per share                 1,074,000            $   0.79               $  848,460             $   224

  STOCK OPTION AGREEMENT WITH A KEY EXECUTIVE

  Common stock, $0.01
     par value per share                 1,000,000                0.50                  500,000                 132
                                        -----------                                                        ---------
                                         2,074,000                                                          $   356
                                        ===========                                                        =========


(1) The common shares are issuable upon exercise of options and warrants with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and fee for the consultants' options and warrants have been calculated based on the weighted average price at which they may be exercised. The aggregate offering price and fee for the stock option with a key executive have been calculated based on the fixed exercise price.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION

         Viragen, Inc. will provide the information specified in Item 1 by Rule 428 of the Securities Act of 1933 to each optionee. We are not filing these documents as part of this registration statement or as prospectuses or prospectus supplements, in accordance with the rules and regulations of the Securities and Exchange Commission.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Viragen will provide the information specified in Item 2 by Rule 428(b) of the Securities Act of 1933 to each optionee. We are not filing these documents as part of this registration statement or as prospectuses or prospectus supplements, in accordance with the rules and regulations of the Securities and Exchange Commission.



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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         We incorporate by reference the documents, which we filed previously with the Securities and Exchange Commission, listed below:

         o Quarterly report on Form 10-Q, for the quarterly period ended March 31, 2000, filed May 15, 2000;

         o Quarterly report on Form 10-Q, for the quarterly period ended December 31, 1999, filed February 14, 2000;

         o Quarterly report on Form 10-Q, for the quarterly period ended September 30, 1999, filed November 15, 1999;

         o Annual report on Form 10-K/A for the fiscal year ended June 30, 1999, filed February 10, 2000; and

         o Registration statement on Form S-3 (File No. 333-32306), filed March 13, 2000.

We also incorporate by reference any future filings we make with the Securities and Exchange Commission when Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934.

ITEM 4.           DESCRIPTION OF SECURITIES

COMMON STOCK

         Common stockholders share dividends on a proportionate basis, as may be declared by the board of directors. Upon liquidation, dissolution or winding up of Viragen, after payment to creditors, Viragen's assets will be divided proportionately on a per share basis among the holders of our common stock.

         Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Viragen's By-Laws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights. Also, our common stock is not redeemable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

EXPERTS

         Ernst & Young LLP, independent certified public accountants, have audited our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended June 30, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the





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



registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

         Atlas Pearlman will review the validity of the issuance of the shares of our common stock being offered. They are located at 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301. Members of that firm or members of their family own a total of 37,000 shares of our common stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was, or is threatened to be made a party to any threatened, pending, or completed suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the corporation.

         A corporation may indemnify against expenses, including attorney's fees, and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of this suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which this action was brought determines that the person is reasonably entitled to indemnity for expenses.

         Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses, including attorney's fees, actually and reasonably incurred by him or her.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Viragen pursuant to the foregoing provisions, Viragen has been informed that in the opinion of the Securities and Exchange Commission, indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by Viragen in the successful defense of any action, suit or proceeding, is asserted, Viragen will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy. Viragen will be governed by the final adjudication of this issue.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.




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


ITEM 8.           EXHIBITS

         4. Instruments defining the rights of security holders, including indentures.

         4.1 Form of Common Stock Certificate (incorporated by reference to Viragen's registration statement on Form S-1 dated June 8, 1991, File No. 2-72691).

         4.2 Certificate of Designation for Series A Preferred Stock, as amended (incorporated by reference to 1986 Form S-2, Part II,
                  Item 16, 4.4).

         4.3 Specimen Certificate for Unit (Series A Preferred Stock and Class A Warrant) (incorporated by reference to 1986 Form S-2,
                  Part II, Item 15, 4.5).

         4.4 1995 Stock Option Plan (incorporated by reference to Viragen's Registration Statement on Form S-8 filed June 9, 1995).

         4.5 1997 Stock Option Plan (incorporated by reference to Viragen's Registration Statement on Form S-8 filed April 17, 1998).

         4.6 Subscription Agreement between Active Investors Ltd. II and Viragen, Inc. dated February 18, 2000 (incorporated by reference to Viragen's Registration Statement on Form S-3 filed May 19, 2000).

         4.7 Loan and Escrow Agreement between AMRO International, S.A. and Viragen, Inc. dated March 1, 2000 (incorporated by reference to Viragen's Registration Statement on Form S-3 filed May 19,
                  2000).

         4.8 Common Stock Purchase Warrant issued to Equitable Equity Lending, Inc. dated November 1, 1999 (incorporated by reference to Viragen's Registration Statement on Form S-3 filed May 19, 2000).

         4.9 Common Stock Purchase Warrant granted to Girmon Investment Co., Limited dated December 21, 1998.*

         4.10 Common Stock Purchase Warrant granted to Robert Keller, M.D. dated November 1, 1999.*

         4.11 Common Stock Purchase Warrant granted to David W. Kirchembaum dated November 1, 1999.*

         4.12 Common Stock Purchase Warrant granted to Bradford J. Beilly dated November 1, 1999.*

         4.13 Common Stock Purchase Warrant granted to Catherine Patrick dated November 1, 1999.*





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



         4.14 Form of Common Stock Purchase Warrants granted to Pablo A. Guzman, M.D. between April 2, 1998 and November 4, 1999.*

         4.15 Common Stock Purchase Warrant granted to Dunwoody Brokerage Services, Inc. dated December 28, 1999.*

         4.16 Common Stock Purchase Warrant granted to David Squillacote dated July 1, 1999.*

         4.17 Common Stock Purchase Warrant granted to Cameron Associates, Inc. dated January 17, 2000.*

         4.18 Common Stock Purchase Warrant granted to Nassau Securities, Int'l. dated April 17, 2000.*

         4.19 Stock Option Agreement between Viragen, Inc. and Gerald Smith dated February 7, 2000.*

         5. Opinion of Atlas Pearlman, P.A. as to the validity of securities being registered.*

         23.      Consents of experts and counsel.

         23.1     Consent of Independent Certified Public Accountants.*

         23.2     Consent of Atlas Pearlman, P.A. (included as part of
                  Exhibit 5).
------------
*        Filed herewith.

ITEM 9.           UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the




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



                           maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida on May 16, 2000.

                              VIRAGEN, INC.

                              BY: /s/ GERALD SMITH
                                  --------------------------------------------
                                      Gerald Smith
                                      Chairman of the Board of Directors
                                      and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 SIGNATURE                                                           TITLE                                      DATE
 ---------                                                           -----                                      ----
/s/  Gerald Smith                             Chairman of the Board Of Directors, President, and            May 16, 2000
------------------------------------------    Principal Executive Officer
Gerald Smith

/s/ Robert H. Zeiger                          Vice Chairman of the Board                                     May 16, 2000
------------------------------------------
Robert H. Zeiger

/s/ Carl N. Singer
------------------------------------------     Director and Chairman of the Executive Committee              May 16, 2000
Carl N. Singer

/s/ Dennis W. Healey                           Director, Executive Vice President, and Principal             May 16, 2000
------------------------------------------     Financial Officer
Dennis W. Healey

/s/ Charles J. Simons                         Director                                                       May 16, 2000
------------------------------------------
Charles J. Simons

/S/ Peter D. Fischbein                        Director                                                       May 16, 2000
------------------------------------------
Peter D. Fischbein

                                              Director                                                       May __, 2000

------------------------------------------
Sidney Dworkin

/s/ Robert C. Salisbury                       Director                                                       May 16, 2000
------------------------------------------
Robert C. Salisbury

/s/ Jose I. Ortega                            Controller and Principal Accounting Officer                    May 16, 2000
------------------------------------------
Jose I. Ortega



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